EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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
Contacts:  Medical Nutrition USA, Inc.               Allen & Caron Inc. (Information Agent)
           ---------------------------               --------------------------------------
           Myra Gans                                 Jill Bertotti
           Executive Vice President/Secretary        800 452 1346
           800 221 0308                              jill@allencaron.com
           mgans@mnidirect.net                       Jesse Deal
                                                     212 691 8087
                                                     jesse@allancaron.com
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    Medical Nutrition USA, Inc. Announces its Amended Registration Statement
                             is Declared Effective
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Englewood, NJ. May 16, 2006: Medical Nutrition USA, Inc. (MDNU.OB) today announced that its amended Registration Statement covering shares issued upon exercise of its Class A and Class B warrants, and shares issued or issuable upon conversion of its promissory notes was declared effective by the Securities and
Exchange Commission on May 15, 2006. As a result, the Registration Statement and related prospectus may be used for the resale of Common Stock issued upon exercise of the warrants or upon conversion of the promissory notes.

The amended Registration Statement incorporates the restated financial statements and related information included in the Company's Form 10-KSB for the fiscal year ended January 31, 2006, which was filed with the Securities and Exchange Commission on April 24, 2006.


                           Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks and uncertainties. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Risks and uncertainties that could cause or contribute to such material difference include, but are not limited to, general economic conditions, changes in customer demand, changes in trends in the nursing home, renal care, health food and bariatric surgery markets, changes in competitive pricing for products, and the impact of our competitors new product introductions. Our future financial condition and results of operations, as well as any forward-looking statements are subject to change and inherent risk and uncertainties. Other important factors that may cause actual results to differ materially from those expressed in forward-looking statement are discussed in the Company's Securities and Exchange Commission filings including its Form 10-KSB for the period ended January 31, 2006.

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